                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 1998
                                                         ----------------------


                            Scott Technologies, Inc.
--------------------------------------------------------------------------------
                 (Exact name of registrant specified in Charter)

    Delaware                       1-8591                        52-1297376
--------------------------------------------------------------------------------
 (State or other                (Commission                    (IRS Employee
 jurisdiction of                File Number)                Identification No.)
 incorporation)


5875 Landerbrook Drive, Suite 250, Mayfield Heights, Ohio               44124
--------------------------------------------------------------------------------
         (Address of principal executive offices)                      Zip Code

           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (440) 446-1333
                                                        ----------------------
--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 5.           OTHER EVENTS.

ADOPTION OF AMENDMENTS TO THE COMPANY'S CHARTER, BYLAWS AND EMPLOYEE STOCK OPTION PLAN.

         On September 23, 1998, the Board of Directors of Scott Technologies, Inc. (the "Company") unanimously approved and recommended approval by the Company's stockholders (except that N. Colin Lind recused himself from action on the "substantial stockholder" proposal because he served on the Board of Directors as the designee of Richard C. Blum & Associates, L.P., a substantial stockholder of the Company) of the following five proposals: (1) adoption of a restructuring plan under which Article Fourth of the Company's Amended and Restated Certificate of Incorporation (the "Charter") would be amended to eliminate the Company's dual class capital structure and to provide, instead, for a single, new class of common stock designated as "Common Stock," par value $.10 per share (the "Common Stock"), consisting of 36,000,000 shares of Common Stock authorized for issuance, with each share entitled to one vote, thereby effecting the reclassification and conversion of each share of Class A Common Stock and each share of Class B Common Stock as and into one share of Common Stock; (2) amendment of Article Sixth of the Charter, along with other conforming amendments to the Charter, to eliminate the voting limitations imposed generally upon any stockholder who beneficially owns more than 20% of the outstanding voting shares of any class of stock; (3) amendment of Article Fourth of the Charter to eliminate certain unnecessary provisions regarding previously outstanding shares of preference stock and the terms of convertible and redeemable stock; (4) amendment of Section 2 of Article 2 of the Company's bylaws to lengthen the notice period before a stockholders' meeting for the nomination of directors by stockholders; and (5) amendment of the Key Employees' Stock Option Plan (the "Option Plan") to increase the number of shares authorized for issuance under the Option Plan from 1,500,000 shares to 3,000,000 shares and to revise certain other provisions of the Option Plan.

         At a special meeting held on December 15, 1998, the stockholders of the Company approved the five proposals and approved the filing of a restated Charter to reflect the Charter amendments. An amended and restated Charter was filed with the Secretary of State of the State of Delaware and became effective as of December 15, 1998.

DESCRIPTION OF CAPITAL STOCK.

         This description of capital stock amends, updates, combines and supersedes the description of "common stock" (Class B) contained in the Form 8-B filed on October 19, 1983 and the description of "special common stock" (Class
A) contained in the Form 8-A filed on November 27, 1985. The Charter and Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series A Junior Participating Preferred Shares are being filed with the Securities and Exchange Commission as Exhibits to this Form 8-K.

         The Company's authorized capital stock consists of 36,000,000 shares of Common Stock and 3,217,495 shares of preference stock, par value

$1.00 per share (the "Preference Stock"). No stockholder has any preemptive right to subscribe for additional shares of capital stock.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held by them for the election of directors and for all other purposes. They are entitled to receive such dividends as may be legally declared by the Board of Directors. In any event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share in the assets available for distribution after the rights of the holders of Preference Stock, if any, and creditors have been satisfied.

         The Company's Common Stock trades on the Nasdaq National Market under the symbol "SCTT." National City Bank is the transfer agent and registrar for the Common Stock.

Preference Stock

         The Company's Charter authorizes the Board of Directors (without stockholder approval) to issue shares of Preference Stock from time to time in one or more series, each series to have such designations, preferences, related rights, qualifications, limitations or restrictions as may be determined by the Board of Directors. The ability of the Board of Directors to issue shares of Preference Stock, while providing flexibility in connection with acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding share of voting stock of the Company.

         On December 15, 1998, the Company established a series of Preference Stock, Series A Junior Participating Preferred Shares (the "Preferred Shares"), consisting of 500,000 shares. The Preferred Shares may be issued to holders of Common Stock upon the exercise of purchase rights that, on December 15, 1998, were declared as a dividend to holders of Common Stock as of December 28, 1998 upon the Board's adoption of a Stockholder Rights Plan. (See below). The Preferred Shares will be senior to the Common Stock with respect to payment of dividends and the distribution of assets, but will rank junior to any other series of Preference Stock unless the terms of such other series of Preference Stock provides otherwise.

         The holders of Preferred Shares will be entitled to 100 votes per share on all matters submitted to a vote of the stockholders of the Company. In the event that dividends upon the Preferred Shares are in arrears in an amount equal to six full quarterly dividends, the holders of the Preferred Shares will become entitled to vote, separately as a class, for the election of two directors. Such special voting rights will continue until all accumulated and unpaid dividends have been paid or sufficient funds for such payment have been set aside.

         Cumulative preferential dividends will be payable quarterly, at a quarterly rate equal to the greater of (a) $15.00 or (b) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding quarterly dividend payment date, or, with respect to the first such payment date, since the first issuance of any share or fraction of a share of the Preferred Shares.

         The liquidation preference of the Preferred Shares will be the greater of (a) $40.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to adjustment, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In case the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, the Preferred Shares will at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property into which or for which each share of Common Stock is changed or exchanged.

         The Preferred Shares will not be redeemable. The holders of Preferred Shares will have anti-dilution protection against stock splits, stock dividends, and the combination of the outstanding shares of Common Stock into a smaller number of shares.

Stockholder Rights Plan.

         On September 23, 1998, the Board of Directors of the Company approved, contingent upon stockholder approval of amendments to the Charter eliminating the Company's dual class common stock structure and the substantial stockholder provision, a stockholder rights plan in the form of a rights agreement dated as of the date of the effectiveness of the Charter amendments (the "Rights Agreement"). On December 15, 1998, the Board of Directors approved the Rights Agreement and, in connection therewith, declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, par value $.10 per share (each, a "Common Share"), to stockholders of record at the close of business on December 28, 1998 (the "Record Date"). Each Right will entitle the registered holder to purchase from the Company one one-hundredth (1/100) of a share (a "Preferred Share Fraction") of the Series A Junior Participating Preferred Shares, par value $1.00 per share (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a per unit, adjustable Purchase Price of $35. The description and terms of the Rights are set forth in the Rights Agreement.

         Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares on the "Distribution Date," the earlier of (i) ten (10) business days following a determination by the Board of Directors that a person or group of affiliated or asso-ciated persons (an "Acquiring Person"1/) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that will result in a person or group beneficially owning 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights will not be exercisable until the Distribution Date and will expire at the close of business on December 28, 2003 (or, subject to Section 27 of the Rights Agreement, such later date that would be no more than five years thereafter UNLESS, prior to such date, (A) a majority of the members of the Board of Directors has voted to amend the Rights Agreement to extend the effectiveness of the Rights Agreement for an additional five-year period and to provide for a new Purchase Price, AND (B) such extension has been submitted to a vote of the stockholders of the Company and such extension has not been rejected by a negative vote of a majority of a quorum of the votes of stockholders who are then eligible to vote on such a matter) or unless earlier redeemed by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement has occurred.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Shares issued after the Record Date and prior to the Distribution Date will be issued with Rights.

         Except in the circumstances described below, after the Distribution Date each Right will be exercisable for a Preferred Share Fraction. Each Preferred Share Fraction will carry voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares will be subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions that are less than an integral multiple of one Preferred Share (i.e., 100 Preferred Share Fractions), the Company will pay cash representing the current market value of the Preferred Share Fractions.

--------
1/ Common Shares continuously owned by holders of more than 5% of the Company's outstanding shares of Class A Common Stock or Class B Common Stock since September 23, 1998 will be excluded from future calculations of their share ownership for the purposes of determining whether any such person has become an Acquiring Person provided that, prior to December 15, 1998, each such person entered into an agreement with the Company in which such person certified to the Company such person's stock ownership as of September 23, 1998 and agreed, among other things, not to enter into a proxy contest with the Company or seek to acquire the Company in a hostile takeover.

         In the event that, at any time following the Stock Acquisition Date, a Person becomes an Acquiring Person other than pursuant to a tender offer or exchange offer that provides fair value to all stockholders and therefore has been deemed to be a "Qualifying Offer," each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of an event described in the first sentence of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) have been, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event, will be null and void. However, Rights will not be exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at a Purchase Price of $35 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph will entitle its holder to purchase $70 worth of Common Shares (or other consideration, as noted above) for $35. Assuming that the Common Shares have a per share value of $10 at such time, the holder of each valid Right will be entitled to purchase seven Common Shares for $35. Alternatively, the Company may permit the holder to surrender each Right in exchange for three and a half Common Shares (with a value of $35) without the payment of any consideration other than the surrender of the Right.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in or that follows a Qualifying Offer), or (ii) 50% or more of the Company's assets or earning power are sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision may be made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No Preferred Share Fractions will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of the exercise.

         At any time until ten (10) days following the Stock Acquisition Date, the Company can redeem the Rights in whole, but not in part, at a price of $.001 per Right. That ten (10) day redemption period can be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or Common Shares or other consideration) of the Company or for common shares of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement can be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement can be amended by the Board of Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, however, that no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K. A copy of the Rights Agreement also is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Anti-Takeover Provisions of the Charter and the Bylaws.

         1. Supermajority Vote for Transactions with Related Parties -- Section(b)(1) of Article Sixth of the Charter. This provision requires the affirmative vote of 80% of the votes that are entitled to be cast (the "eligible votes"), to approve a merger with, a transfer of all or substantially all of the assets to and certain other transactions with any related company or affiliate or associated person thereof (collectively, the "Related Person"), provided a stockholder vote on the transaction would be required under Ohio law. Ohio law requires stockholder approval of a merger with, or a transfer of all or substantially all of the assets to, any person. In addition, Ohio law requires stockholder approval of business combinations and certain transactions with holders of 10% or more of the voting power of a company's shares, except under certain circumstances. Section (b)(1) of Article Sixth of the Charter was designed to ensure that a Related Person cannot determine the result of a stockholder vote on a merger or other corporate transaction without offering to the minority stockholders terms sufficient to induce 80% of the eligible votes to approve the transactions. An amendment of this provision would require approval of 80% of the eligible votes.

         2. Minimum Price and Prohibited Transactions -- Section (b)(2) of Article Sixth of the Charter. The minimum price provision requires a Related Person which receives the requisite approval to complete a transaction with the Company to pay a stockholder who does not affirmatively vote for the transaction a price per share equal to not less than the highest price per share paid by the Related Person (or, if the Related Person did not buy shares of the same class held by the stockholder, the highest market price of the shares of the class held by the stockholder on any day on which the Related Person did purchase shares), plus the excess of such price over the lower of the market price per share immediately prior to the purchases of such stock by the Related Person or the lowest price per share paid by the Related Person (or, if the Related Person did not buy shares of the same class held by the stockholder, the lowest market price on any day on which the Related Person did purchase shares). The prohibited transaction provision prohibits a merger with, transfer of assets to and certain other transactions with a Related Person which, after becoming a Related Person: acquired shares from the Company, except upon conversion or pursuant to a dividend or stock split; received loans or other financial assistance from the Company; was responsible for any material change in the Company's business, equity capital structure or dividend practices; or was responsible for any change in the Charter or Bylaws or membership of the Board or committees thereof.

         These provisions were designed to ensure that any takeover offer will be presented first to the Board so that it may negotiate the best possible terms in the interests of the Company and all of its stockholders. The prohibited transaction provision is intended to prohibit a Related Person from engaging in activities with, or relating to, the Company which could adversely affect the fairness of the price paid to the stockholders in a transaction between the Related Person and the Company. These provisions do not apply to a transaction that a majority of the whole Board (the number of directors if there were no vacancy) approves by a two-thirds vote, provided a majority of the directors acting on such matter consists of continuing directors. An amendment of these provisions would require the affirmative vote of 95% of the eligible votes.

         3. Board Evaluation of a Proposed Transaction -- Section (b) of Article Sixth of the Charter. This provision permits the Board to take into account the following factors when evaluating whether a merger, a sale of substantially all of the assets and certain other transactions are in the best interests of the
Company: the best interests of all stockholders, taking into account the consideration being offered not only in relation to the current market price but also in relation to the Board's estimate of the future value of the Company as an independent entity; and such other factors as it determines to be relevant, including the social, legal, and economic effects of the transaction on the employees, suppliers, customers and business of the Company.

         This provision is intended to provide the Board the flexibility to consider any appropriate factors in evaluating a transaction. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         4. Appraisal Rights -- Section (d) of Article Sixth of the Charter. This provision provides appraisal rights for holders of the Company's voting shares in connection with stockholder votes on any amendments to the Charter, mergers, consolidations and sales of all or substantially all of the assets of the Company, unless two-thirds of the whole Board approve the amendment or the transaction and a majority of the directors acting on the matter consists of continuing directors. This provision is designed to ensure fair treatment of minority stockholders in a second-stage merger or other transaction. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         5. Limitation on Action by Written Consent -- Article Fifth of the Charter. Article Fifth provides that stockholders may act by written consent only if such consent is unanimous, unless the action has been recommended to the stockholders by two-thirds of the whole Board and a majority of the directors making the recommendation consists of continuing directors. This provision is intended to preclude a person other than the Board from avoiding the delay related to the holding of a meeting of stockholders by obtaining the consent of a majority of the votes of the stockholders. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         6. Limitation on Right to Call Special Meeting -- Section 1(b) of
Article I of the Bylaws. Section 1(b) of Article I of the Bylaws prohibits a stockholder from calling a special meeting. The DGCL does not provide stockholders with the right to call a special meeting unless such right is otherwise provided by the company. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         7. Board Structure -- Sections 2(a) and (b) and Section 3 of Article II of the Bylaws. Sections 2(a) and (b) and Section 3 of Article II of the Bylaws provide for a classified Board consisting of not less than five nor more than 11 directors divided into three classes, each of which must be as nearly equal to one-third of the total number of directors as possible and one of which is elected each year to a three-year term. Section 3 of Article II of the Bylaws also provides that directors may only be removed for cause, and describes procedures for and the effects of resignations from the Board and the effects of vacancies on the Board. These provisions make it more difficult for a raider to seize control of the Company immediately, because only one of the three classes of directors stands for election in any one year and directors may only be removed for cause. An amendment of this provision would require the affirmative vote of 80% of the eligible votes, unless two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

         8. Stockholder Nomination of Directors -- Section 2(c) of Article II of the Bylaws. Section 2(c) of Article II of the Bylaws requires a stockholder to notify the Company at least 45 days prior to the anniversary of the mailing date of the Company's proxy statement for its prior annual meeting of the stockholder's intent to nominate an individual for addition to the Board. This provision is designed to provide the Board with enough time to formulate its views with respect to a stockholder's nominee prior to the stockholder's meeting at which the nominee was to be nominated. The provision may impede an attempt to take control of the board of directors and inhibit stockholders from participating in the nomination process even if they have no intention of controlling the Company.

         9. Provisions Requiring A Supermajority Vote for Amendment -- Article Eighth of the Charter. Article Eighth of the Charter provides that 80% of the eligible votes of the Company must approve any amendment to the provisions of the Charter described above in items 3, 4 and 5, Article Eighth itself and the provisions of the Bylaws described above in items 6, 7, and 8. This provision makes more difficult the repeal or amendment of the Company's anti-takeover provisions. The supermajority vote is not required, however, if two-thirds of the whole Board approve the amendment and a majority of the directors acting on the amendment consists of continuing directors.

Statutory Business Continuation Provision.

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person, who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         (c) Exhibits.

         Exhibit No.                  Exhibit
         -----------                  -------

         3.1      Amended and Restated Certificate of Incorporation.

         3.1.1 Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series A Junior Participating Preferred Shares.

         3.2      Amended and Restated Bylaws.

         4 Rights Agreement, dated as of December 15, 1998, between Scott Technologies, Inc. and National City Bank, as Rights Agent.

         10 Amended and Restated Scott Technologies, Inc. Key Employees' Stock Option Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          SCOTT TECHNOLOGIES, INC.



                          By:  /s/ Glen W. Lindemann
                             ---------------------------------------
                               Name:  Glen W. Lindemann
                               Title:  President and Chief Executive Officer

Dated:  December 22, 1998

                                Index of Exhibits
                                -----------------


      Exhibit No.                 Exhibit
      -----------                 -------

         3.1      Amended and Restated Certificate of Incorporation.

         3.1.1 Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series A Junior Participating Preferred Shares.

         3.2      Amended and Restated Bylaws.

         4 Rights Agreement, dated as of December 15, 1998, between Scott Technologies, Inc. and National City Bank, as Rights Agent.

         10 Amended and Restated Scott Technologies, Inc. Key Employees' Stock Option Plan.